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                                                                   EXHIBIT 10.48

                               SECURITY AGREEMENT


        THIS SECURITY AGREEMENT (the "Agreement") is made as of the 11th day of August, 2000, by SPACELABS BURDICK, INC., a Delaware corporation, and VITA-STAT MEDICAL SERVICES, INC., a Florida corporation (each individually a "Debtor" and together, the "Debtors"; provided that after the date hereof, "Debtors" shall include any Additional Debtors (as hereinafter defined)), in favor of BANK OF AMERICA, N.A., a national banking association, as agent (hereinafter, in such capacity, together with any successors or assigns in such capacity, the "Secured Party") for the benefit of BANK OF AMERICA, N.A., a national banking association ("Bank of America"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (each individually a "Lender" and collectively the "Lenders").

                                    RECITALS

        A. Spacelabs Medical, Inc., a California corporation (the "Borrower"), Spacelabs Medical, Inc., a Delaware corporation (the "Guarantor"), Lenders and Secured Party are parties to that certain Amended and Restated Loan Agreement dated as of August 11, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders have agreed to make loans to Borrower.

        B. Each Debtor is a direct or indirect wholly-owned subsidiary of Borrower and Borrower is a wholly owned subsidiary of Guarantor. The proceeds of the loans to be made by Lenders pursuant to the Loan Agreement will result in a direct or indirect material economic benefit to each Debtor.

        C. Pursuant to the terms of the Loan Agreement, the execution and delivery of this Agreement is a material condition precedent to the agreement of Lenders to make loans to Borrower under the Loan Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which Debtors hereby acknowledge, Debtors agree as follows:

                                    AGREEMENT

        1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the meanings given in the Loan Agreement. The agreements, documents, instruments and undertakings entered into in connection with the Loan Agreement, together with the Loan Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time are referred to herein as the "Loan Documents."

        2. GRANT OF SECURITY INTEREST. Each Debtor hereby grants to Secured Party a security interest in and a right of setoff against all of its now owned or hereafter acquired goods and other personal property, including all tangible and intangible items and including without limitation the following (collectively, the "Collateral"):

            (a) INVENTORY, ETC. All of such Debtor's right, title and interest in inventory and stock in trade, including without limitation raw materials, work in progress, materials used or

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consumed in Debtor's business, finished goods, returned goods and goods traded in (any and all such inventory, accessions and products shall collectively be referred to herein as the "Inventory").

            (b) ACCOUNTS, CONTRACT RIGHTS, ETC. All of such Debtor's right, title and interest in (i) all accounts, (ii) all contract rights, (iii) all chattel paper, (iv) all documents, documents of title, drafts, checks, acceptances, bonds, letters of credit, notes, instruments or other negotiable and non-negotiable instruments, bills of exchange, deposits, certificates of deposit, insurance policies and any other writings evidencing a monetary obligation or security interest in or a lease of personal property, (v) all licenses, leases, contracts or agreements, (vi) all judgments, choses in action and general intangibles which represent the right to receive the payment of money or other considerations; and (vii) all guarantees and other personal property securing the payment or performance of any of the foregoing (the foregoing items shall collectively be referred to herein as the "Accounts").

            (c) INSURANCE. All insurances, including without limitation: (i) all insurances now or hereafter in effect with respect to Inventory, proceeds of Inventory, or other tangible Collateral, (ii) all claims and all returns of premiums, dues, calls, and assessments that are not immediately applied to premiums, dues, calls, and assessments that accrue from time to time, and all other sums or claims for sums due or to become due under the foregoing insurances and (iii) all right, title, and interest in, to, or under the foregoing.

            (d) PROCEEDS AND PRODUCTS. All proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is a loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss, damage, or otherwise, with respect to any of the foregoing Collateral.

        3. TRANSFER OF INSTRUMENTS, ETC. Each Debtor agrees to transfer to Secured Party on the date hereof all instruments (including without limitation all securities), all letters of credit, and all chattel paper now owned and to transfer to Secured Party promptly upon receipt thereof, all instruments (including without limitation all securities) and chattel paper hereafter acquired. Without limiting the foregoing, if any Debtor shall become entitled to receive or shall receive, in connection with any of its securities, any: (i) stock certificate, including without limitation any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off, split-off, split-up or liquidation; (ii) option, warrant, or right, whether as an addition to or in substitution or in exchange for any of its securities, or otherwise; (iii) dividend or distribution payable in property, including securities issued by other than the issuer of any of its securities; or (iv) dividends or distributions of any sort; then such Debtor shall accept the same as Secured Party's agent, in trust for Secured Party, and shall deliver them forthwith to Secured Party in the exact form received, with, as applicable, such Debtor's endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by Secured Party, subject to the terms hereof, as part of the Collateral. This Agreement does not grant Secured Party power to control the voting or disposition of the securities prior to the occurrence of an Event of Default.

        4. OBLIGATIONS SECURED. The security interest granted pursuant to this Agreement secures the full and timely payment and performance of the following indebtedness, liabilities

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and obligations (collectively, the "Obligations"):

            (a) all indebtedness, liabilities and obligations of Borrower to Lenders and Secured Party (or any of them) now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, howsoever evidenced, created, incurred or owing and whether or not evidenced by promissory notes or other evidences of indebtedness, and all modifications, renewals, extensions and rearrangements thereof and substitutions and replacements therefor arising under or in connection with the Loan Agreement and the other Loan Documents or any of the transactions contemplated thereby;

            (b) all indebtedness, liabilities and obligations of Borrower to Bank of America or any affiliate of Bank of America now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with any agreement (including any master agreement and any agreement relating to any single transaction) that is an interest rate swap agreement or equivalent interest rate risk management agreement, basis swap, forward rate agreement, interest rate option, rate cap, collar or floor agreement or any other, similar agreement, including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto and including, without limitation, any interest due thereon, all fees, costs, and expenses incurred by Bank of America in connection therewith, and termination payments and indemnifications relating thereto;

            (c) all indebtedness, liabilities and obligations of Borrower to Bank of America or any affiliate of Bank of America now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with any agreement (including any master agreement and any agreement relating to any single transaction) that is a foreign currency exchange agreement or equivalent forward currency agreement, currency swap, cross-currency rate swap or currency option agreement or any other, similar agreement, including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto and including, without limitation, any interest due thereon, all fees, costs, and expenses incurred by Bank of America in connection therewith, and termination payments and indemnifications relating thereto;

            (d) all indebtedness, liabilities and obligations of Borrower or Debtors (or any of them) to Bank of America or any affiliate of Bank of America now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with any agreement (including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto) pursuant to which Bank of America has agreed to permit daylight overdrafts to occur on accounts maintained by Borrower or Debtors (or any of them) with Bank of America, provide remote disbursement services for Borrower or Debtors (or any of them), process automated clearing house (ACH) transactions for the account of Borrower or extend credit to Borrower or Debtors (or any of them), in the form of credit card accounts, including, without limitation, any interest due thereon, all fees, costs, and expenses incurred by Bank of America in connection therewith, and termination payments and indemnifications relating thereto;

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            (e) all indebtedness, liabilities and obligations of Debtors (or any of them) to Secured Party now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, howsoever evidenced, created, incurred or owing and whether or not evidenced by promissory notes or other evidences of indebtedness, and all modifications, renewals, extensions and rearrangements thereof and substitutions and replacements therefor, arising under or in connection with this Agreement; and

            (f) all accrued interest on any of the foregoing indebtedness, liabilities and obligations, whether accruing prior to or subsequent to the commencement of a bankruptcy or similar proceeding.

        5. OWNERSHIP AND LIENS. Each Debtor represents and warrants to Secured Party and Lenders that (a) Debtors own the Collateral and are not prohibited by contract or otherwise from subjecting the same to the security interest created hereby; and (b) the Collateral is free and clear of all security interests and encumbrances of every kind other than Liens created hereunder or under the other Security Documents in favor of Secured Party and Liens expressly permitted by the Loan Agreement. Debtors will not create or suffer to exist any Lien on the Collateral other than Liens created hereunder or under the other Security Documents in favor of Secured Party and other than Liens expressly permitted by the Loan Agreement. Neither Debtors nor their agents, servants or employees will sell, transfer, assign, lease or otherwise dispose of any item of Collateral in whole or in part except as expressly permitted by the Loan Agreement. The Collateral is now and shall remain personal property, and Debtors will not permit any Collateral to become a fixture without prior written notice to and consent of Secured Party and without first making all arrangements, and delivering, or causing to be delivered, to Secured Party all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords or mortgagees, requested by and satisfactory to Secured Party to preserve and protect the primary security interest granted herein against all persons. Debtors will fully and punctually perform any duty required of it in connection with the Collateral and will not take any action which will impair, damage or destroy Secured Party's rights with respect to the Collateral or hereunder or the value thereof.

        6. SPECIAL REPRESENTATION RELATING TO ACCOUNTS. The Accounts arise in bona fide transactions in the ordinary course of business and to Debtors' knowledge without impediment to enforcement or collection thereof and there are no material offsets or counterclaims or defenses to payment which may be asserted against Debtor by Debtor's account debtors or payment obligors in respect of the Collateral.

        7. APPOINTMENT OF SECURED PARTY. So long as any Obligation remains unpaid or Lenders (or any of them) have any commitment to lend under the Loan Agreement, each Debtor does hereby designate and appoint Secured Party its true and lawful attorney with power irrevocable, for it and in its name, place and stead, after an Event of Default has occurred and is continuing, to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable to any Debtor with respect to the Collateral, and in Secured Party's sole discretion to file any claim or take any action or proceeding, or either, in its own name or in the name of such Debtor, or otherwise, which Secured Party deems necessary or desirable in order to collect or enforce payment of any and all amounts which may become due or owing with respect to the Collateral. The acceptance of this appointment by Secured Party shall

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not obligate it to perform any duty, covenant or obligation required to be performed by any Debtor under or by virtue of the Collateral or to take any action in connection therewith. Secured Party may also execute, on behalf of any Debtor, any financing statements or other instruments which in its opinion may be necessary or desirable to perfect or protect its position with respect to the Collateral. Without limiting the generality of the foregoing, Secured Party is authorized at any time after an Event of Default has occurred and is continuing to exercise any right of any Debtor, or enforce any obligation owed to any Debtor pursuant to the terms of any agreements to which such Debtor is a party or in which it has any beneficial interest. Secured Party may, in its sole discretion, perform any obligation of any Debtor under any of such Debtor's contracts or in respect of any of such Debtor's accounts, and any expenses incurred in such performance shall bear interest at a rate per annum equal from time to time to the Prime Rate plus 2% (the "Default Rate") from the date incurred until repaid by Debtors. Any such amounts shall be secured hereby and shall be repaid by Debtors on demand.

        8. TAXES. Debtors will pay before delinquency any Taxes which are or may become through assessment or distraint or otherwise a lien or charge on the Collateral and will pay any Tax which may be levied on any Obligation secured hereby, except any Tax whose validity or amount is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and with provision having been made to the satisfaction of Secured Party for the payment thereof in the event the contest is determined adversely to any Debtor.

        9. DEBTOR'S PLACE OF BUSINESS; LOCATION OF RECORDS AND COLLATERAL. Each Debtor represents that the address set forth below its signature to this Agreement is and will remain its principal place of business and the location of its chief executive offices and the address at which it will keep its records concerning the Collateral. Each Debtor represents and covenants that it has not done within the preceding five (5) years and that after the date hereof it will not do, business under any name other than the names specified in Schedule 1 attached hereto and by this reference incorporated herein; provided that any Debtor may, upon thirty (30) days' prior written notice to Secured Party, designate one or more additional names under which it will do business. From time to time, promptly upon request, Debtors will advise Secured Party of each location where any Inventory or other tangible Collateral is located. Each Debtor represents and covenants that Schedule 2 attached hereto hereto and by this reference incorporated herein sets forth the locations where Inventory is and will be kept in each state where Inventory with an aggregate value of $250,000 or more is or will be located. No Debtor will move the location of its chief executive offices nor move its records concerning the Collateral unless such Debtor shall have given Secured Party prior written notice of such move and unless such Debtor shall have first executed all documents, agreements and instruments (including Uniform Commercial Code financing statements) and shall take all such other actions as Secured Party may reasonably request or shall be necessary to ensure that Secured Party's security interest in the Collateral continues at all times to be perfected as a Lien of first priority (subject only to Liens expressly permitted by the Loan Agreement) enforceable against all third parties in all jurisdictions as security for full and timely performance of the Obligations. If Inventory with an aggregate value of $250,000 is at any time kept in a state or jurisdiction not set forth on Schedule 2 attached hereto, Debtors shall give Secured Party prompt written notice thereof and shall execute all documents, agreements and instruments (including Uniform Commercial Code financing statements) and shall take all such other actions as Secured Party may reasonably request or shall be necessary to ensure that Secured Party's security interest in the Inventory is perfected as a

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Lien of first priority (subject only to Liens expressly permitted by the Loan
Agreement) in such jurisdiction, enforceable against all third parties as security for full and timely performance of the Obligations.

        10. BOOKS AND RECORDS; INSPECTION. Debtors agree to maintain full and accurate books of account prepared and maintained in accordance with GAAP, to the extent applicable, covering the Collateral and to deliver, upon request, to Secured Party such of the books and records as relate to the Collateral including, without limitation, all of the invoices, shipping documents, contracts, orders, order acknowledgments, correspondence and other instruments, electronically stored materials and papers in any Debtor's possession relating to the Collateral. Secured Party shall at all reasonable times have free access to any Debtor's ledgers, books of account and other written or electronic records evidencing or relating to the Collateral and the right to make and retain copies or memorandum of same, and shall after the occurrence and during the continuation of an Event of Default have the right to be present at any Debtor's place of business to receive all communications and remittances relating to the Collateral.

        11. COLLECTIONS OF ACCOUNTS, ETC. Until contrary notice is given by Secured Party after an Event of Default has occurred and is continuing, Debtors are specifically authorized to enforce and collect the Collateral described in
Section 2(b) hereof in such manner as shall be commercially reasonable, to accept the return of goods and to reclaim, withhold or repossess goods as an unpaid seller. Until receipt of such notice, Debtors agree to collect the payments upon or from said Collateral, at Debtors' expense, with due diligence. Upon notification by Secured Party to any Debtor after the occurrence and during the continuation of an Event of Default to cease collecting upon said Collateral, Secured Party will proceed to collect said Collateral in a commercially reasonable manner and may deduct from the proceeds its reasonable expenses of collection. Secured Party is authorized to receive in full satisfaction of any obligor's obligation to any Debtor a commercially reasonable sum less than the face amount thereof. Debtors agree that if any sums are received by it in respect to the Collateral after such notification by Secured Party, such sums shall be received in trust by Debtors and immediately shall be paid over by Debtors to Secured Party. Debtors agree to hold Secured Party harmless from any claim, loss or damage caused by any failure to collect any obligation or to enforce any contract or by any act or omission on the part of Secured Party, its agents and employees, relating to the Collateral except for Secured Party's willful misconduct or gross negligence. The covenant set forth in the preceding sentence shall survive the termination of this Agreement.

        12. INSPECTION OF COLLATERAL; INSURANCE. Secured Party may inspect the Collateral at reasonable times and intervals and may for this purpose enter any premises upon which the Collateral is located, including, but not limited to, the locations specified in Schedule 2 attached hereto. Debtors will continuously maintain, or cause to be continuously maintained, insurance on all Inventory and other tangible Collateral against loss or damage by fire, theft and such other risks as are customarily insured against by persons and businesses similarly situated to Debtors, in such amounts, with such insurers and under policies in such form, as shall be reasonably satisfactory to Secured Party. Secured Party shall be named as a loss payee on all such policies, and all such policies shall provide that they are not cancelable without thirty (30) days' prior written notice to Secured Party. At least fifteen (15) days prior to the expiration of the term of any insurance policy, Debtors shall furnish Secured Party with written evidence of renewal or issuance of a satisfactory replacement policy. Debtors shall, if requested by Secured Party,

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obtain and deliver to Secured Party, from time to time, satisfactory original or duplicate policies or certificates of insurance, including any endorsements, to evidence Debtors' satisfaction of the insurance requirements hereunder. In the event of loss or damage with respect to any or all of the tangible Collateral, Secured Party shall have the right to collect any and all insurance upon the tangible Collateral and to apply the same at its option to any of the Obligations, whether or not matured, or to the restoration or repair of any or all of the tangible Collateral.

        13. COMPLIANCE WITH LAWS. Each Debtor will ensure that its use of the Collateral will comply in all material respects with all applicable laws, ordinances, and regulations of Governmental Authorities.

        14. FURTHER ASSURANCES. Debtors, at their sole cost and expense, will at any time and from time to time hereafter (a) execute such financing statements and other instruments and perform such other acts as may be necessary or as Secured Party may reasonably request to establish and maintain the security interests herein granted by Debtors to Secured Party and the first priority and continued perfection thereof; (b) obtain and promptly furnish to Secured Party evidence of all such Government Approvals as may be required to enable Debtor to comply with its obligations under this Agreement; and (c) execute and deliver all such other instruments and perform all such other acts as Secured Party may reasonably request to carry out the transactions contemplated by this Agreement.

        15. EXPENSES INCURRED BY SECURED PARTY. Secured Party is not required to, but may, at its option, pay any Tax, insurance premium, filing or recording fees, or other charges payable by Debtors hereunder and any such amount shall bear interest at the Default Rate from the date of payment until repaid. Such amounts shall be repayable by Debtors on demand and Debtors' obligation to make such repayment shall constitute an additional Obligation secured hereby.

        16. GENERAL REMEDIES. If an Event of Default shall occur, Secured Party shall have all remedies provided by law and, without limiting the generality of the foregoing or the remedies provided in any other section hereof or in any other Security Document, shall have the following remedies:

            (a) The remedies of a secured party under the Uniform Commercial Code; and

            (b) The right to make notification and pursue collection or, at Secured Party's option, to sell all or part of the Collateral and make application of all proceeds or sums due on the Collateral in accordance with the Loan Agreement; and

            (c) The right to enter any premises where any of the Collateral is situated and take possession of such Collateral without notice or demand and without legal proceedings; and

            (d) The right to exercise and enforce all of any Debtor's rights under any contracts or any other agreement to which any Debtor is a party or of which any Debtor is a beneficiary; and

            (e) All other remedies which may be available in law or equity.

At the request of Secured Party after an Event of Default has occurred and is continuing, Debtors

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will assemble the Inventory and other tangible Collateral and make it available to Secured Party at a place reasonably designated by Secured Party. To the extent that notice of sale shall be required by law to be given, Debtors agree that a period of ten (10) days from the time the notice is sent shall be a reasonable period of notification of a sale or other disposition of Collateral by Secured Party, and that any notice or other communication from Secured Party to any Debtor pursuant to this Agreement or required by any statute may be given to such Debtor at the address set forth under its name on the signature page hereof. Debtors agree to pay on demand the amount of all expenses incurred by Secured Party in protecting and realizing on the Collateral and Debtors further agree that if this Agreement or any Obligation is referred to an attorney for protecting or defending the priority of Secured Party's interest in the Collateral or for collecting or realizing thereon, Debtors shall pay all of Secured Party's reasonable expenses, including without limitation attorneys' fee and costs and expenses of title search and all court costs and costs of public officials and Debtors further agree that their obligation to pay such amounts shall bear interest at the Default Rate from the date such expenditures are made by Secured Party until repaid and shall be secured hereby. Debtors agree to pay any deficiency remaining after collection or realization by Secured Party on the Collateral.

        17. SECURITIES REMEDIES. If an Event of Default shall occur and if Secured Party shall elect to exercise its right to sell or otherwise dispose of all or any part of the Collateral constituting securities, Debtors recognize that Secured Party may be unable or may deem it unadvisable to effect a public sale of all or a part of the securities and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the securities for their own account, for investment and not with a view to the distribution or resale thereof. Debtors acknowledge that any such private sales may be at prices and on terms less favorable to Secured Party than those of public sales, and agree that such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay sale of any securities to permit the issuer thereof to register such securities for public sale under the Securities Act of 1933 as amended from time to time. Debtors will promptly deliver to Secured Party all written notices, and will promptly give Secured Party written notice of any other notices, received by it with respect to the securities. Following the occurrence of an Event of Default hereunder and upon request of Secured Party, Debtors will deliver to Secured Party irrevocable proxies with respect to the securities in form satisfactory to Secured Party. Until receipt thereof, this Agreement shall constitute each Debtor's proxy to Secured Party or its nominee to vote all shares of the securities then registered in such Debtor's name following the occurrence of such an Event of Default.

        18. NOTICES. All notices and other communications provided for in this Agreement shall be in writing (unless otherwise specified) and shall be mailed (with first class postage prepaid) or sent or delivered to each party by facsimile or courier service at (a) the address or facsimile number of Secured Party set forth in the Loan Agreement, (b) the address or facsimile number of each Debtor set forth under its name on the signature page hereof or (c) at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise specified all notices sent by mail, if duly given, shall be effective three (3) Business Days after deposit into the mails, all notices sent by a nationally recognized courier service, if duly given, shall be effective one Business Day after delivery to such courier service, and all other notices and communications if duly given or made shall be effective upon receipt.

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        19. HOLD HARMLESS. Debtors will indemnify and hold Secured Party and its agents, successors, heirs and assigns (each an "Indemnified Party") harmless from all liability, loss, damage or expense, including reasonable attorneys' fees and costs, that the Indemnified Party may incur resulting from, arising out of or relating to Indemnified Party's good faith efforts to comply with or enforce the terms of this Agreement or the Obligations, provided, however, said indemnification shall not apply to the extent that any such liability, loss, damage or expense arises out of or is based solely upon the Indemnified Party's willful misconduct or gross negligence. The covenants set forth in this Section 19 shall survive the termination of this Agreement.

        20. SOLVENCY. Each Debtor represents and warrants to Secured Party and Lenders that such Debtor is Solvent and shall be Solvent immediately after the consummation of the transactions contemplated by this Agreement. As used herein, a Debtor is "Solvent" on a particular date, if, on such date both (i) (a) the then fair saleable value of the property of such Debtor on a going concern basis is (1) greater than the total amount of liabilities (including contingent liabilities) of such Debtor as they mature in the ordinary course and (2) not less than the amount that will be required to pay the probably liabilities on such Debtor's then-existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Debtor; (b) such Debtor's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Debtor does not intend to incur, or believe) nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Debtor is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability in the ordinary course.

        21. DEBTOR'S CONSENT. Each Debtor hereby consents to all terms and condition of agreements heretofore or hereafter made between Secured Party or Lenders (or any of them) and Borrower or Debtors (or any of them) (including without limitation the Loan Agreement and related documents) and further consents that Secured Party and Lenders (or any of them) may without further consent or disclosure and without affecting or releasing the obligations of any Debtor hereunder: (a) surrender, exchange, release, assign, or sell any collateral (including the Collateral) or waive, release, assign, sell, or subordinate any security interest, in whole or in part; (b) waive or delay the exercise of any rights or remedies of Secured Party or Lenders (or any of them) against Borrower; (c) waive or delay the exercise of any rights or remedies of Secured Party or Lenders (or any of them) against any surety or guarantor (including, without limitation, rights or remedies of Secured Party or Lenders (or any of them) against Debtors (or any of them) under this Agreement); (d) waive or delay the exercise of any rights or remedies of Secured Party or Lenders (or any of them) in respect of any collateral (including the Collateral) or security interest now or hereafter held; (e) release any surety or guarantor (including any Debtor); (f) renew, extend, waive or modify the terms of any Obligation or the obligations of any surety or guarantor (including any Debtor), or any instrument or agreement evidencing the same; (g) renew, extend, waive or modify the terms of any deed of trust, mortgage, pledge, assignment, security agreement or other security document (h) apply payments received from Borrower or any surety or guarantor (including any Debtor) or from any collateral (including the Collateral), to

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any indebtedness, liability, or obligations of Borrower or such sureties or guarantors whether or not an Obligation hereunder; and (i) realize on any security interest, judicially or nonjudicially, with or without preservation of a deficiency judgment.

        22. DEBTOR'S WAIVERS. Each Debtor waives any action on delinquency in respect of the Obligations or any part thereof, including any right to require Secured Party or Lenders (or any of them) to sue Borrower or any guarantor or surety obligated with respect to the Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Obligations or the obligations of any guarantor of surety or any part thereof. Debtors further waive notice of (a) Secured Party's acceptance of this Agreement or its intention to act or its actions in reliance hereon; (b) the present existence or future incurring of any Obligations or any terms or amounts thereof or any change therein; (c) any default by Borrower or any surety or guarantor;
(d) the obtaining of any guaranty or surety agreement (in addition to this Agreement); (e) the obtaining of any pledge, assignment or other security for any Obligations; (f) the release of any surety or guarantor (including any Debtor); (g) the release of any collateral; (h) any change in Borrower's business or financial condition; (i) any renewal, extension or modification of the terms of any Obligation or of the obligations or liabilities of any surety or guarantor or any instruments or agreements evidencing the same; (j) any acts or omissions of Secured Party or Lenders (or any of them) consented to in
Section 21 hereof; and (k) any other demands or notices whatsoever with respect to the Obligations or this Agreement. Debtors further waive notice of presentment, demand, protest, notice of nonpayment and notice of protest in relation to any instrument or agreement evidencing any Obligation.

        23. DEBTORS' KNOWLEDGE OF BORROWER'S ECONOMIC CONDITIONS. Each Debtor represents and warrants to Secured Party and Lenders that it has reviewed such documents and other information as it has deemed appropriate in order to permit it to be fully apprised of Borrower's financial condition and operations and has, in entering into this Agreement made its own credit analysis independently and without reliance upon any information communicated to it by Secured Party or any Lender. Each Debtor covenants for the benefit of Secured Party and Lenders to remain apprised of all material economic or other developments relating to or affecting Borrower, its property or its business. Each Debtor expressly waives any requirement that Secured Party or Lenders (or any of them) advise, disclose, discuss or deliver notice to any Debtor regarding Borrower's financial condition or operations or with respect to any default by Borrower in its performance of the Obligations whether or not knowledge of such condition, operations or default is or reasonably could be in the possession of a Debtor and whether or not such knowledge is in the possession of Secured Party or any Lender before or after the extension of any credit giving rise to Obligations by Borrower.

        24. LIMITATIONS ON DEBTOR'S RIGHTS. Debtors hereby agree that no Debtor will exercise any rights of subrogation which any Debtor may acquire by payment or performance of the Obligations until all Obligations shall have been paid in full and Lenders (or any of them) shall have no further commitment to make loans or otherwise extend credit to Borrower. In the event that any Debtor shall receive any payment on account of such rights of subrogation while any Obligations remain outstanding or while Lenders (or any of them) remain committed to make loans or otherwise extend credit to Borrower, such Debtor agrees to pay such amounts so received to Secured Party for the ratable benefit of Lenders for immediate application to the outstanding Obligations or, in Secured Party's sole discretion, to be held as cash collateral to

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

secure repayment of the Obligations.

        25. JOINT AND SEVERAL LIABILITY. All obligations of Debtors hereunder are the joint and several obligation of each Debtor and each Debtor expressly disclaims any intent to execute this Agreement merely as an accommodation party or as a guarantor of any the other Debtor's obligations hereunder or thereunder.

        26. ADDITIONAL DEBTORS. From time to time after the date hereof, additional persons may become parties hereto as additional Debtors (each an "Additional Debtor"), by executing a counterpart of this Agreement substantially in the form of Exhibit A attached hereto. Upon delivery of any such counterpart to Secured Party, notice of which is hereby waived by Debtors, each such Additional Debtor shall be a Debtor and shall be as fully a party hereto as if such Additional Debtor were an original signatory hereto. Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Debtor hereunder. This Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Debtor hereunder.

        27. ASSIGNMENT. Secured Party may assign or transfer the whole or any part of the Obligations and may transfer therewith as collateral security the whole or any part of the Collateral and all obligations, rights, powers and privileges herein provided shall inure to the benefit of the assignee to the extent of such assignment.

        28. WAIVERS. This Agreement shall not be qualified or supplemented by course of dealing. No waiver or modification by Secured Party of any of the terms and conditions hereof shall be effective unless in writing signed by Secured Party; provided that any amendment hereto pursuant to Section 26 shall be effective upon execution by any Additional Debtor and Debtors hereby waive any requirement of notice of or consent to any such amendment. No waiver or indulgence by Secured Party as to any required performance by Debtor shall constitute a waiver as to any required performance or other obligations of Debtor hereunder.

        29. SEVERABILITY. In case any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction; and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

        30. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Washington (excluding its conflict of laws rules) except where the location of Collateral requires that the creation, validity, perfection, or enforcement of the security interests provided for herein may be governed by the laws of the jurisdiction where such Collateral is located.

        31. CONSENT TO JURISDICTION. Each Debtor hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum. Debtors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of Secured Party to bring any action or proceeding against any Debtor or its property in the courts of any other jurisdiction.

        32. SUCCESSORS. This Agreement inures to the benefit of Secured Party, the Lenders and their respective successors and assigns, and shall bind the successors and assigns of each Debtor. No Debtor may assign its rights and obligations hereunder without the prior written consent of Secured Party.

        33. OTHER AGREEMENTS. The terms of this Agreement are intended to supplement and not to replace or be replaced by the terms of the other Security Documents and the rights and remedies herein provided to Secured Party are intended to be cumulative of and in addition to all rights and remedies conferred by the other Security Documents.

        34. AGREEMENT FILED AS FINANCING STATEMENT. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

        IN WITNESS WHEREOF, each Debtor has executed this Security Agreement as of the date and year first above written.

        DEBTORS:                SPACELABS BURDICK, INC., a Delaware corporation



                                By
                                   Its

                                VITA-STAT MEDICAL SERVICES, INC., a Florida corporation



                                By
                                   Its

                                Address:

                                15220 N.E. 40th Street
                                P.O. Box 97013
                                Seattle, WA  98073-9713
                                Attn:  James A. Richman
                                       Vice President & Corporate Controller

                                Telecopy No.:   (425) 885-4877
                                Telephone No.:  (425) 882-3700

SCHEDULES:

Schedule 1     Trade Names
Schedule 2     Locations of Inventory

EXHIBIT:

Exhibit A      Form of Counterpart

                                   SCHEDULE 1

                                   TRADE NAMES

                                   SCHEDULE 2

                             LOCATIONS OF INVENTORY



State:           Wisconsin
County:          Dane
Street Address:  500 Burdick Parkway
                 Deerfield, WI 53531


State:           Washington
County:          King
Street Address:  15220 NE 40th Street
                 Redmond WA 98073

                                    EXHIBIT A

                              [FORM OF COUNTERPART]


        THIS SECURITY AGREEMENT COUNTERPART (this "Counterpart"), dated as of __________, 20___, is delivered pursuant to Section 26 of the Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of August 11, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement") made initially by Spacelabs Burdick, Inc. and Vita-Stat Medical Services, Inc. in favor of Bank of America, N.A., as agent for the benefit of the Lenders named therein, as Secured Party. Capitalized terms not otherwise defined herein shall have the meanings given in the Security Agreement.

        The undersigned by executing and delivering this Counterpart hereby becomes a Debtor under the Security Agreement in accordance with Section 26 thereof and agrees to be bound by all of the terms thereof, and by so executing and delivering this Counterpart represents and warrants to Secured Party that
(a) the schedules attached hereto (i) set forth the names under which the undersigned has done business and (ii) set forth the locations where the undersigned keeps all tangible Collateral (other than tangible Collateral in transit) in which the undersigned owns an interest, and (b) that that the address set forth below its signature to this Counterpart is and will remain the undersigned's principal place of business, the location of its chief executive offices and the address at which it will keep its records concerning the Collateral in which it owns an interest. The information set forth in the attached schedules shall be deemed a part of Schedules 1 and 2 to the Security Agreement, as applicable.

                                            [NAME OF ADDITIONAL DEBTOR]



                                            By
                                               Its

                                            Address:

                                                      Attn:

                                            Telecopy No.:
                                            Telephone No.:



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